UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 4, 2007
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 5, 2007, Robert H. Zeiger, a class I director, notified us that he will resign from the Board of Directors of Critical Therapeutics, Inc. (the “Company”) effective October 5, 2007.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 4, 2007, the Company’s Board of Directors approved an amendment and restatement of its bylaws to allow the Company to comply with NASDAQ requirements mandating that companies listed on NASDAQ be eligible to participate in a Direct Registration System (“DRS”) operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. The changes to the Company’s bylaws are designed so that the Company will be eligible to issue uncertificated shares and participate in the DRS program.
A DRS program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the issuer’s transfer agent without the issuance of a physical stock certificate, including by electronic means, such as through the DRS program offered by the Depository Trust Company.
The foregoing summary of the terms of the Third Amended and Restated Bylaws is subject to, and qualified in its entirety by, the complete text of the Third Amended and Restated Bylaws, which are attached to this current report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
The Exhibit Index attached hereto is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2007	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Critical Therapeutics, Inc.